ANY SECURITIES ACQUIRED PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER: (A) THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN SECTIONS 3 AND 4 OF SUCH ACT AND/OR REGULATIONS D PROMULGATED THEREUNDER; OR (B) ANY STATE SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY FOR THE ACCOUNT OF THE INVESTOR AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION OR ITS REPRESENTATIVES THAT SUCH SALE OR TRANSFER WOULD NOT VIOLATE APPLICABLE SECURITIES LAWS OR REGULATIONS.

FORM OF SUBSCRIPTION AGREEMENT
OF
MOST HOME CORP.  (the “Company”)

INSTRUCTIONS

Conditions:

1.	Subscriber must acquire the Units as principal.

2.	Subscriber must be an “accredited investor” as defined under United States.

To subscribe for Securities of the Company all Subscribers must:

1.	Complete pages 2 to 3 of the Subscription Agreement, with
	□	the Number of Securities subscribed;
	□	the Total Purchase Price being paid;
	□	city, state and date of signing the Agreement;
	□	Name and Signature of Subscriber;
	□	Address of Subscriber;
	□	if Subscriber is resident of US, Taxpayer Identification Number of Subscriber;
	□	Details of Beneficial Purchaser if not same as Subscriber;
	□	Registration Instructions - of the Securities;
	□	Manner in Which Title is to be held; and
	□	Delivery Instructions - where and how the share certificates for the Securities will be delivered

2.	Complete and sign the Accredited Investor Certificate in Appendix 1.

3.	Provide a certified check or bank draft for the total purchase price of the Securities made payable to Most Home Corp. If you wish to send funds by wire, see Appendix 2 Wire Instructions.

SUBSCRIPTION AGREEMENT

ANY SECURITIES ACQUIRED PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER: (A) THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN SECTIONS 3 AND 4 OF SUCH ACT AND/OR REGULATIONS D PROMULGATED THEREUNDER; OR (B) ANY STATE SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY FOR THE ACCOUNT OF THE INVESTOR AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION OR ITS REPRESENTATIVES THAT SUCH SALE OR TRANSFER WOULD NOT VIOLATE APPLICABLE SECURITIES LAWS OR REGULATIONS.

SUBSCRIPTION AGREEMENT

To:	Most Home Corp. (the “Company”)
of Unit 1 – 11491 Kingston Street
Maple Ridge, British Columbia V2X 0Y6

The undersigned (the “Subscriber”) hereby tenders to the Company this subscription offer which, upon acceptance by the Company, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Company, to issue and sell to the Subscriber, the number of units (“Units”) at the price set out below, each Unit being comprised of one common share in the capital of the Company (a “Share”) and one whole common share purchase warrant (a “Warrant”), on the terms and subject to the conditions set out in Schedule “A” of this subscription agreement. The Units which the Subscriber has agreed to purchase under this subscription agreement are hereinafter referred to as the “Securities”). Annexed as Appendix 1 to this subscription agreement is an Accredited Investor Certificate (United States). Each such schedule and appendix forms an integral part of this subscription agreement and the Subscriber should review each carefully.

Number of Units:	400,000
Price per Unit:	US $0.25
Total Purchase Price:	$100,000
Make certified checks or bank draft payable to: (1)	Most Home Corp

(1) If you wish to send funds by wire, see Appendix 2 Wire Instructions.

DATED at ___________, State of __________, this 7th day of January, 2008.

Name and Signature of Subscriber

Individual Subscriber	Corporate Subscriber

(Print Name of Individual Subscriber)	(Print Name of Individual Subscriber)

(Signature of Individual Subscriber)	(Signature of Authorized Signatory)

(Print Name and Official Capacity or Title of Signatory)
If corporate subscriber, the signatory represents that he has authority to bind the corporation.

SUBSCRIPTION AGREEMENT

Address & Taxpayer ID Number of Subscriber - Residential of Individual / Business of Non-Individual Subscriber -

Address of Subscriber	(Telephone Number)

City, State/Province, Postal Code	(Facsimile Number)

Taxpayer Identification Number	(Email address)

Details of Beneficial Purchaser if not same as Subscriber:

Print Name of Beneficial Purchaser)	(Telephone Number)

Address of Beneficial Purchaser	(Facsimile Number)

City, State/Province, Postal Code	(Email address)

(if space is inadequate, please attach a schedule containing the necessary information)

Registration Instructions	Manner in Which Title is to be held
The Securities should be registered as follows(1):	[Check one]

Sole beneficial ownership.
Name
Joint tenants with right of survivorship. (Both parties must sign)
Account reference, if applicable
Tenants in common. (Both parties must sign)

Address	Trust. (Include name of trust and name of trustee)

City, State/Province, Postal Code	Separate or individual property

Husband and wife as community property. (Community property states only)
Telephone Number
Other. (Indicate):

Facsimile Number

Note (1):	If Registration Instructions is not completed, the Securities will be registered in the name as printed on the signature clause on page 2.

SUBSCRIPTION AGREEMENT

Delivery instructions Certificates representing the Securities should be delivered as follows(2).

mail to address set out in Registration instruction

mail to Subscriber’s address as set out on page 3

will be picked up by Subscriber

others (provide instructions here):

Note (2):	If Delivery Instructions is not completed, the certificates representing the Securities will be mailed to the address set out in Registration Instructions

ACCEPTANCE

This subscription is accepted by Most Home Corp. this ________ day of __________________, 2008.

Most Home Corp.

per:

SUBSCRIPTION AGREEMENT

Appendix 1

ACCREDITED INVESTOR CERTIFICATE (UNITED STATES)

ANY SECURITIES ACQUIRED PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER: (A) THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN SECTIONS 3 AND 4 OF SUCH ACT AND/OR REGULATIONS D PROMULGATED THEREUNDER; OR (B) ANY STATE SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY FOR THE ACCOUNT OF THE INVESTOR AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION OR ITS REPRESENTATIVES THAT SUCH SALE OR TRANSFER WOULD NOT VIOLATE APPLICABLE SECURITIES LAWS OR REGULATIONS.

In addition to the representations and warranties of the undersigned (the “Subscriber”) to Most Home Corp. (the “Company”) set out in Schedule “A” of the subscription agreement, the Subscriber hereby covenants with, and represents, warrants and acknowledges to the Company, as representations and warranties that are true as of the date of this Agreement and as of the Closing Date (which covenants, representations, warranties and acknowledgements shall survive the applicable Closing Date) that:

(a)

Accredited Investor. The Subscriber is purchasing the Securities as principal for its own account and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities and is an “accredited investor” within the meaning of Regulation D under the 1933 Act. By initialing the appropriate paragraph(s) below, the Subscriber represents and warrants to the Company that the Subscriber is an “accredited investor” within the meaning of Regulation D. Specifically, the Subscriber represents and warrants that he/she/it qualifies under the following category or categories of “accredited investor” (SUBSCRIBER MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING EACH APPLICABLE SPACE BELOW; IF JOINT INVESTORS, BOTH PARTIES MUST INITIAL):

	(A)	the Subscriber is a director or executive officer of the Company;

(B)

the Subscriber is a natural person whose individual income exceeded US$200,000 in each of the two most recent years, or whose joint income with spouse exceeded US$300,000 in each of those years, and who reasonably expects to receive at least the same level of income in the current year;

	(C)	the Subscriber is a natural person whose individual net worth, or joint net worth with his or her spouse, at the date of this Agreement, exceeds US$1,000,000;

	(D)	the Subscriber is a trust, corporation or partnership with total assets in excess of US$5,000,000 not formed for the specific purpose of acquiring the Securities;

	(E)	the Subscriber is an organization or entity in which all of the equity owners are accredited investors;

	(F)	the Subscriber is another type of “accredited investor” as that term is defined in Regulation D, namely _____________________________________________________.

(b)

Not a Public Offering. The Subscriber understands that the offering and sale of the Securities is intended to a be a transaction by an issuer not involving any public offering exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act and the rules and regulations of the SEC thereunder.

(c)	Resale Restrictions. The Subscriber acknowledges that there are restrictions on the resale of the Securities, agrees not to resell or distribute the Securities to the public, and agrees to

SUBSCRIPTION AGREEMENT

Appendix 1

Comply with the securities laws of the United States and the securities laws of the residence of the Subscriber.

(d)

Resell Securities Pursuant to Regulations. The Subscriber undertakes and agrees that it will not offer or sell any of the Securities in the United States unless such securities are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules.

(e)

Legend on Share Certificates. The Subscriber hereby consents to the placement of a restrictive legend on all certificates representing the Shares, Warrants and Warrant Shares issued on exercise of the Warrants in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and are “restricted stock” as that term is defined in Rule 144 under the Act. These securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement for such shares under the Act or pursuant to an exemption from registration under the Act or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act.”

(f)	Additional Legend Requirements. The Subscriber consents to the placement of any additional legend determined to be required by the Company and its counsel.

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the undersigned will give immediate written notice of such fact to the President of the Company.

The Subscriber acknowledges that the Company will be relying on this Certificate in connection with the Subscription Agreement.

Dated: ___________

Signature of Subscriber

Print Name of Subscriber

If Subscriber is a corporation, print name and Official Capacity or title of signatory.

If corporate Subscriber, the signatory represents that he or she has authority to bind the corporation.

END OF APPENDIX 1 TO SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

Appendix 2

INSTRUCTIONS TO WIRE
TO MOST HOME CORP. BANK OF AMERICA ACCOUNT

REMIT TO:	MOST HOME CORP.

BANK:

WIRE:

ABA:

ACCOUNT:

END OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT